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Exhibit 11
Computation of Earnings Per Common Share

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
                          Pro Forma
                       Six Months Ended          Six Months Ended                                                      Proforma
                          March 31,                  March 31,                 Years Ended September 30,              Year Ended
                          -------------     -----------------------  -------------------------------------------    --------------
                             1997               1997       1996           1996           1995            1994       Sept. 30, 1996
                          -------------     ----------  -----------  ------------     ----------      ----------    --------------
Primary earnings
 Net income                 $789,000      $ 186,000   $  98,000      $(2,961,000)     $1,815,000      $(924,000)     $   630,000
                          -------------   ----------  ----------     ------------     -----------     -----------    -------------
                          -------------   ----------  ----------     ------------     -----------     -----------    -------------
Imputed deemed dividend
  on Series C Preferre      (280,000)
                          -------------
Net earnings available
  to Common Shareholders     509,000
Shares
 Weighted average
  number of
  common shares
  outstanding             14,254,000     13,825,000   9,774,000       10,212,236       5,142,498      2,504,762       10,212,236

 Assumed exercise
  of options
  and warrants
 (as determined by
  the application
  of the treasury
  stock method)                    -              -           -                -         957,196              -                -
                          -------------  -----------   ----------     ------------    -----------     -----------    -------------
Weighted average
 number of common
 shares outstanding
 as adjusted              14,254,482     13,882,482   8,452,066       10,212,236       6,099,694      2,504,762       10,212,236
                          -------------  -----------  -----------     ------------    -----------     -----------    -------------
                          -------------  -----------  -----------     ------------    -----------     -----------    -------------
Primary earnings
 per common share
 Net income                    $ .04          $ .01       $ .01            $(.29)           $.30          $(.37)           $ .06
                          -------------  -----------   ----------     ------------    ----------      -----------    -------------
Fully  diluted earnings
 Net income                  789,000      $ 186,000    $ 98,000      $(2,961,000)     $1,815,000      $(924,000)     $   630,000
                          -------------  -----------   ----------     ------------    -----------     -----------    -------------
                          -------------  -----------   ----------     ------------    -----------     -----------    -------------
Imputed deemed dividend
  on Series C Preferred     (280,000)
                          -------------
Net earnings available
  to common shareholders     509,000
Shares
 Weighted average
  Number of common
  shares outstanding
  as adjusted             14,254,000     13,825,000   9,744,000       10,212,236       6,099,694      2,504,762       10,212,236

Assuming exercise
 or conversion of
 warrants and options        102,000        102,000           -                -               -              -                -
                          -------------  -----------   ----------     ------------    -----------     -----------    -------------
Assuming conversion
 of convertible
 preferred stock
 and convertible debt        543,000        429,000            -               -         208,000         118,307         543,000

                          -------------  -----------   -----------    ------------     ----------      ----------     ------------
Weighted average
 number of common
 shares outstanding
 as adjusted               14,899,000    14,356,000     9,774,000      10,212,236      6,307,694       2,623,069       10,755,236
                          -------------  -----------   -----------    ------------     ----------      ----------     ------------
                          -------------  -----------   -----------    ------------     ----------      ----------     ------------
Fully diluted earnings
 per common share
 Net income                     $ .03         $ .01         $ .01           $(.29)          $.29           $(.35)           $ .06
                          -------------  -----------  -----------     ------------     ----------      ----------     ------------

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